Exhibit 5.1

[Inverness Medical Innovations, Inc. Letterhead]

November 22, 2006

Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

In accordance with Item 601(b)(5) of Regulation S-K, I am furnishing this opinion to you in my capacity as Senior Counsel—Corporate & Finance, to Inverness Medical Innovations, Inc. (the “Company”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the sale from time to time of Warrants, Common Stock of the Company, Preferred Stock of the Company, Depositary Shares representing Preferred Stock, Stock Purchase Contracts and Units comprised of two or more of the foregoing (the foregoing securities being referred to herein as the “Securities”).

In connection with the opinions expressed below, I have been furnished with and have examined originals, or copies certified or otherwise identified to my satisfaction, of the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, each as presently in effect, the Registration Statement and such records, certificates and other documents of the Company as I have deemed necessary or appropriate for the purpose of this opinion.

I am an attorney admitted to practice in the Commonwealth of Massachusetts. I express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts and the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

Based upon the foregoing, I am of the opinion that:

1                   The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2                   The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

3                   The Stock Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4                   The Preferred Stock, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable. The Preferred Stock covered in this opinion includes any Preferred Stock that may be represented by Depositary Shares or may be issued as part of the Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities.

5                   The Common Stock, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable. The Common Stock covered in this opinion include any Common Stock that may be issued as part of the Units and upon exercise conversion, exchange or otherwise pursuant to the terms of any other Securities, provided that such other Securities have been duly authorized, executed and delivered.

6                   The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange, or exercise of any other Security, will have been duly authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (iv) the resolutions authorizing the Company to issue, offer and sell the Securities duly adopted by the Board (or a duly authorized committee thereof) will be in full force and effect at all times at which the Securities are offered or sold by the Company; (v) all Securities will be issued in compliance with applicable federal and state securities laws; and (vi) any Warrant Agreement, Deposit Agreement, Purchase Contract Agreement (each as defined below) and each Unit will be governed by and construed in accordance with the laws of the State of Delaware.

With respect to any Securities consisting of Preferred Stock, I have assumed that a Certificate of Designation has been duly authorized, executed and filed with the Secretary of State of the State of Delaware. With respect to any Securities consisting of Warrants, I have assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent will have been duly authorized, executed and delivered by the Company, and (ii) the Warrants are duly authorized, executed and delivered by the Company and the warrant agent in accordance with the provisions of the Warrant Agreement. With respect to any Securities consisting of Purchase Contracts and/or Units, I have assumed that: (i) the purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent will have been duly authorized, executed and delivered by the Company, and (ii) the Purchase Contracts are duly authorized, executed and delivered by the Company and the purchase contract agent in accordance with the provisions of the Purchase Contract Agreement. With respect to any Securities consisting of Units, I have further assumed that each component of such Units is validly issued. With respect to any Securities consisting of Depositary Shares, I have assumed that the Depositary Shares are (i) issued and delivered after due authorization, execution and delivery of the deposit agreement, approved by the Company, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depository (the “Deposit Agreement”), and (ii) issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are duly authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

The opinions expressed herein are being furnished to you solely for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose. This opinion is given as of the date first set forth above, and I assume no obligation to update this opinion after the date hereof. I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ JAY MCNAMARA
Jay McNamara,
Senior Counsel—Corporate & Finance